Exhibit 99-I

XSTRATA CAPITAL HOLDINGS PTY LIMITED (ACN 111 756 337)

NOTICE OF VARIATION IMPROVING CONSIDERATION OFFERED

TO:	WMC Resources Ltd (ABN 76 004 184 598)
AND TO:	Each person to whom an offer was made (“Offer”) pursuant to the Bidder’s Statement dated 16 December 2004 (“Bidder’s Statement”) by Xstrata Capital Holdings Pty Limited (“Xstrata Capital”)

Xstrata Capital gives notice under section 650D of the Corporations Act  2001 (Cth) (“Corporations Act”) that it varies the Offer by increasing the cash sum offered from $6.35 cash per WMC share to $7.20 cash per WMC share.

Accordingly, the Offer is varied by replacing each of the references to “$6.35” with “$7.20”.

A copy of this notice was lodged with the Australian Securities and Investments Commission (“ASIC”) on 7 February 2005.  ASIC takes no responsibility for the contents of this notice.

Dated:  7 February 2005

SIGNED on behalf of Xstrata Capital Holdings Pty Limited pursuant to a resolution passed by its directors.

/s/ Nicholas Pappas	/s/ Jason Watts
Attorney for	Attorney for
Benny Levene, Director	Brian Azzopardi, Director